OPHTHALMIC IMAGING SYSTEMS
                        CALCULATION OF NET LOSS PER SHARE


The following table sets forth the calculation of basic and diluted loss per share:


                                                                                   1999             1998
                                                                             ================= ==============

       Numerator for basic and diluted net loss per share                    $ (1,242,840)     $ (2,735,019)
                                                                             ================= ==============

       Denominator for basic net loss per share:
          Weighted average shares                                               4,155,428         4,030,428

       Effect of dilutive securities (1):
          Employee stock options                                                       --                --
          Warrants and other                                                           --                --
                                                                             ----------------- --------------
       Dilutive potential common shares                                                --                --

                                                                             ================= ==============
       Denominator for diluted net loss per share                               4,155,428         4,030,428
                                                                             ================= ==============

       Basic net loss per share                                              $      (0.30)     $      (0.68)
                                                                             ================= ==============
       Diluted net loss per share                                            $      (0.30)     $      (0.68)
                                                                             ================= ==============

(1) No amounts are included, as amounts are anti-dilutive.
